SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 27, 2001
(To Prospectus dated October 22, 2001)

                                  CWMBS, INC.
                                   Depositor


                                  Countrywide
                                Home Loans, Inc.
                                     Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   CHL Mortgage Pass-Through Trust 2001-HYB2


         The Class B-2 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

         This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

The Class B-2 Certificates

o This supplement relates to the offering of the Class B-2 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class B-2 certificates. Additional information is contained in the prospectus supplement dated November 27, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of October 19, 2003, the class certificate balance of the Class B-2 certificates was approximately $2,604,056.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 24, 2003

                               THE MORTGAGE POOL


         As of October 1, 2003 (the "Reference Date"), loan group 1 included approximately 30 Mortgage Loans having an aggregate Stated Principal Balance of approximately $10,483,259, loan group 2 included approximately 114 Mortgage Loans having an aggregate Stated Principal Balance of approximately $47,324,868 and loan group 3 included approximately 25 Mortgage Loans having an aggregate Stated Principal Balance of approximately $10,343,084.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                         As of October 1, 2003
                                       -----------------------------------------------------------
                                            Loan Group 1         Loan Group 2     Loan Group 3
                                       ------------------------ --------------- ------------------

Total Number of Mortgage Loans.......         30                     114               25
Delinquent Mortgage Loans and
Pending Foreclosures at Period End
(1)
         30-59 days..................          3.33%                    1.75%           0.00%
         60-90 days..................          3.33%                    0.88%           0.00%
         91 days or more (excluding            0.00%                    1.75%           0.00%
         pending foreclosures)......           -----                    -----           -----
         Total Delinquencies.........          6.67%                    4.38%           0.00%
                                               =====                    =====           =====
Foreclosures Pending.................          3.33%                    5.26%           0.00%
                                               -----                    -----           -----
Total Delinquencies and foreclosures          10.00%                    9.64%           0.00%
pending..............................         ======                    =====           =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Three (3) Mortgage Loans in loan group 2 have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans in loan group 1, loan group 2 and loan group 3, as of the Reference Date is set forth in
Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home

Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $46.060 billion at September 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                            At February 28(29),                At December 31,            At
                                    ----------------------------------      ---------------------    September 30,
                                    1999          2000         2001          2001           2002         2003
                                    ------       ------       ------        ------         ------   -------------
                                     (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)

Jumbo ARM Loans(1)
Number of loans                       10,235     10,401       11,678        11,957        21,567         68,958
Volume of loans                   $3,043,727  $3,286,709   $3,798,037   $4,334,489    $8,063,387    $24,258,093
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End
   30 - 59 days                         2.45%      1.96%        2.79%         1.61%         1.18%          0.74%
   60 - 89 days                         0.46       0.49         0.32          0.34          0.22           0.11
   90 days or more (excluding
   pending foreclosures)                0.75       0.51         0.40          0.41          0.24           0.09
Total of delinquencies                  3.66       2.96         3.51          2.36          1.65           0.94
Foreclosure pending                     0.75       0.37         0.40          0.40          0.21           0.08
Total delinquencies and
   Foreclosures pending                 4.41       3.33         3.91          2.76          1.86           1.02
Losses on liquidated loans(2)    $(2,536,728) $(876,985)    $(47,952)    $(716,016)    $(189,554)     $(788,427)


------------------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 28, 1999, February 29, 2000 and February 28, 2001,
     (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month period ending on December 31, 2002, and (iv) the 9-month period ending on September 30, 2003, respectively.

                   DESCRIPTION OF THE CLASS B-2 CERTIFICATES

         The Class B-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

         As of October 19, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class B-2 Certificates was approximately $2,604,056, evidencing a beneficial ownership interest of approximately 3.82% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $58,224,979 and evidenced in the aggregate a beneficial ownership interest of approximately 85.43% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $9,926,232 and evidenced in the aggregate a beneficial ownership interest of approximately 14.57% in the Trust Fund. For additional information with respect to the Class B-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The October 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

o        the mortgage loans prepay at the specified constant percentages of CPR,

o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

o the Adjusted Net Mortgage Rate for each Mortgage Loan is equal to the Mortgage Rate thereof (as of the Due Date in the month preceding the month in which such Distribution Date occurs) less
         (i) the master servicing fee rate, (ii) with respect to loan group 1 and loan group 2, the related Component Rate and with respect to loan group 3, the pass-through rate for the Class 1-X Certificates, and (iii) with respect to loan groups 1 and 2 only, the Radian Policy Premium related to certain Mortgage Loans in such loan groups,

o the Class Certificate Balance of the Class B-2 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

o interest accrues on the Class B-2 Certificates at the applicable interest rate as described in the prospectus supplement,

o distributions in respect of the Class B-2 Certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

o the closing date of the sale of the Class B-2 Certificates is October 29, 2003,

o the seller is not required to repurchase or substitute for any mortgage loan,

o there is no exercise of the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement,

o        no class of certificates becomes a Restricted Class,

o the levels of One-Year LIBOR and CMT Indices remain constant at 1.45% and 1.28% respectively,

o the Mortgage Rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described in the Prospectus Supplement), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

o scheduled monthly payments on each mortgage loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the Prospectus Supplement.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR" or the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class B-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

              Percent of Class Certificate Balance Outstanding

                                                 Percentage of the
                                               Prepayment Assumption
Distribution Date                    0%    10%   25%    30%   35%   40%   50%
-----------------                    ---   ---   ---    ---   ----  ----  ---
Initial.........................     100   100   100    100   100   100   100
October 2004....................      99    94    86    83     80    77    71
October 2005....................      98    84    65    58     52    47    36
October 2006....................      97    75    48    40     34    28    18
October 2007....................      95    66    35    28     21    16    9
October 2008....................      92    58    26    19     14    9     4
October 2009....................      90    51    19    13     9     6     2
October 2010....................      87    44    14     9     5     3     1
October 2011....................      84    39    10     6     3     2     0
October 2012....................      82    34    7      4     2     1     0
October 2013....................      79    29    5      3     1     1     0
October 2014....................      76    25    4      2     1     0     0
October 2015....................      72    22    3      1     1     0     0
October 2016....................      69    19    2      1     0     0     0
October 2017....................      66    16    1      1     0     0     0
October 2018....................      62    14    1      0     0     0     0
October 2019....................      58    11    1      0     0     0     0
October 2020....................      55    10    0      0     0     0     0
October 2021....................      50    8     0      0     0     0     0
October 2022....................      46    7     0      0     0     0     0
October 2023....................      42    5     0      0     0     0     0
October 2024....................      37    4     0      0     0     0     0
October 2025....................      32    3     0      0     0     0     0
October 2026....................      28    3     0      0     0     0     0
October 2027....................      22    2     0      0     0     0     0
October 2028....................      17    1     0      0     0     0     0
October 2029....................      11    1     0      0     0     0     0
October 2030....................      5     0     0      0     0     0     0
October 2031....................      0     0     0      0     0     0     0
Weighted Average Life (in years)**   17.0  7.7   3.8    3.2   2.7   2.4   1.9
--------------------------
(**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0, $0 and $4,200,354, respectively.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


         Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class B-2 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

         Certain U.S. Federal Income Tax Documentation Requirements

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).


o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).


o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.


o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
        Certification).


o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

         Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                              ERISA CONSIDERATIONS

         Prospective purchasers of the Class B-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus Supplement are met.

         Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class B-2 Certificates.

                                    RATINGS

         The Class B-2 Certificates are currently rated "BBB" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. Moody's Investors Service, Inc. was not asked to rate these certificates. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                 30
Aggregate Principal Balance                      $10,483,259
Average Principal                                  $349,442         $96,863  to $637,792
Weighted Average Mortgage Rate                      7.577%           6.625%  to 9.250%
Net Weighted Average Mortgage Rate                  7.187%           6.241%  to 8.866%
Weighted Average Original Term (months)              360                360  to 360
Weighted Average Remaining Term (months)             335                331  to 337
Weighted Average Combined LTV                       79.02%           39.08%  to 95.00%
Weighted Average Gross Margin                       2.855%           2.750%  to 3.750%
Weighted Average Months to Next Adjustment            11                  7  to 13
Weighted Average Initial Periodic Cap               5.000%           5.000%  to 5.000%
Weighted Average Subsequent Periodic Cap            2.000%           2.000%  to 2.000%
Weighted Average Maximum Mortgage Rate             13.440%          11.625%  to 15.250%
Weighted Average Minimum Mortgage Rate              2.855%           2.750%  to 3.750%
Weighted Average FICO                                674



                          CURRENT PRINCIPAL BALANCES

Range of Current                Number of           Aggregate      Percentage of Mortgage
Principal Balances ($)       Mortgage Loans     Principal Balance  Loans in Loan Group 1
-----------------------------------------------------------------------------------------
$50,000.01 - $100,000.00            1                  $96,863               0.92        %
$200,000.01 - $250,000.00           4                 $922,322               8.80
$250,000.01 - $300,000.00           7               $1,960,659              18.70
$300,000.01 - $350,000.00           7               $2,317,819              22.11
$350,000.01 - $400,000.00           5               $1,906,112              18.18
$400,000.01 - $450,000.00           1                 $425,405               4.06
$450,000.01 - $500,000.00           2                 $946,403               9.03
$600,000.01 - $650,000.00           3               $1,907,676              18.20
------------------------------------------------------------------------------------------
Total                              30              $10,483,259             100.00        %
==========================================================================================


                          CURRENT MORTGAGE RATES

                                Number of           Aggregate      Percentage of Mortgage
Current Mortgage Rates(%)    Mortgage Loans     Principal Balance  Loans in Loan Group 1
------------------------------------------------------------------------------------------
6.625                               2               $593,708                5.66         %
6.750                               1               $425,405                4.06
6.875                               1               $263,660                2.52
7.000                               2               $704,655                6.72
7.125                               2               $538,896                5.14
7.250                               5             $1,774,527               16.93
7.500                               3               $949,125                9.05
7.625                               3             $1,445,749               13.79
7.750                               4             $1,080,012               10.30
7.875                               1               $637,792                6.08
8.000                               1               $386,335                3.69
8.125                               2               $608,026                5.80
8.750                               1               $324,814                3.10
8.875                               1               $475,230                4.53
9.250                               1               $275,325                2.63
------------------------------------------------------------------------------------------
Total                              30            $10,483,259              100.00         %
==========================================================================================




                          MONTHS REMAINING TO MATURITY

Range of Months             Number of            Aggregate       Percentage of Mortgage
Remaining to Maturity    Mortgage Loans      Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------

301 - 360                      30               $10,483,259              100.00          %
------------------------------------------------------------------------------------------
Total                          30               $10,483,259              100.00          %
==========================================================================================



                         ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original           Number of            Aggregate       Percentage of Mortgage
Loan-to-Value            Mortgage Loans      Principal Balance   Loans in Loan Group 1
Ratios(%)
------------------------------------------------------------------------------------------
0.01 - 50.00                    2                  $969,733                9.25          %
60.01 - 65.00                   1                  $223,376                2.13
70.01 - 75.00                   4                $1,876,028               17.90
75.01 - 80.00                  10                $3,288,617               31.37
80.01 - 85.00                   2                  $713,713                6.81
85.01 - 90.00                   8                $2,565,311               24.47
90.01 - 95.00                   3                  $846,480                8.07
------------------------------------------------------------------------------------------
Total                          30               $10,483,259              100.00          %
==========================================================================================

                            GEOGRAPHIC DISTRIBUTION

                            Number of            Aggregate       Percentage of Mortgage
State                    Mortgage Loans      Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------
Arizona                         1                $636,946                 6.08           %
California                     13              $4,066,634                38.79
Colorado                        1                $379,615                 3.62
District of Columbia            1                $332,787                 3.17
Florida                         1                $263,660                 2.52
Georgia                         2                $485,389                 4.63
Illinois                        2              $1,035,753                 9.88
Lousiana                        1                 $96,863                 0.92
Maryland                        2                $857,508                 8.18
Missouri                        1                $475,230                 4.53
New Jersey                      1                $632,938                 6.04
New Mexico                      1                $223,376                 2.13
South Carolina                  1                $425,405                 4.06
Virginia                        1                $324,814                 3.10
Washington                      1                $246,341                 2.35
------------------------------------------------------------------------------------------
Total                          30             $10,483,259               100.00          %
==========================================================================================


                     CREDIT BUREAU RISK SCORES

Range of Credit             Number of            Aggregate       Percentage of Mortgage
Bureau Risk Scores       Mortgage Loans      Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------
781 - 800                       1                  $371,868                3.55           %
741 - 760                       1                  $223,376                2.13
721 - 740                       1                  $274,377                2.62
701 - 720                       4                $1,268,194               12.10
681 - 700                       6                $1,945,881               18.56
661 - 680                       4                $1,714,375               16.35
641 - 660                       6                $2,673,055               25.50
621 - 640                       7                $2,012,133               19.19
------------------------------------------------------------------------------------------
Total                          30               $10,483,259              100.00          %
==========================================================================================



                                 PROPERTY TYPE

                             Number of           Aggregate       Percentage of Mortgage
Property Type              Mortgage Loans    Principal Balance    Loans in Loan Group 1
-----------------------------------------------------------------------------------------
Single Family Residence          20              $6,736,176               64.26         %
Planned Unit Development          6              $2,429,478               23.17
Low-rise Condominium              2                $690,516                6.59
Three Family Residence            1                $341,638                3.26
Four Family Residence             1                $285,450                2.72
-----------------------------------------------------------------------------------------
Total                            30             $10,483,259              100.00          %
=========================================================================================


                                  LOAN PURPOSE

                             Number of           Aggregate       Percentage of Mortgage
Loan Purpose               Mortgage Loans    Principal Balance    Loans in Loan Group 1
----------------------------------------------------------------------------------------
Purchase                         14              $4,498,691               42.91          %
Refinance (cash out)             11              $4,144,628               39.54
Refinance (sale/term)             5              $1,839,941               17.55
----------------------------------------------------------------------------------------
Total                            30             $10,483,259              100.00          %
========================================================================================


                                   OCCUPANCY

                             Number of           Aggregate       Percentage of Mortgage
Occupancy Type             Mortgage Loans    Principal Balance    Loans in Loan Group 1
-----------------------------------------------------------------------------------------

Owner Occupied                   28              $9,821,600               93.69          %
Non-Owner Occupied                2                $661,659                6.31
-----------------------------------------------------------------------------------------
Total                            30             $10,483,259              100.00          %
=========================================================================================


                                DOCUMENTATION PROGRAM

                             Number of           Aggregate       Percentage of Mortgage
Type of Program            Mortgage Loans    Principal Balance    Loans in Loan Group 1
----------------------------------------------------------------------------------------

No Ratio                         12              $4,327,703               41.28          %
Reduced Documentation            11              $3,607,054               34.41
Full Documentation                7              $2,548,501               24.31
--------------------------------------------------------------------------------------------
Total                            30             $10,483,259              100.00          %
============================================================================================


                                    GROSS MARGIN

Range of                     Number of           Aggregate       Percentage of Mortgage
Gross Margin               Mortgage Loans    Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------
2.001 - 3.000                    26              $8,869,500               84.61          %
3.001 - 4.000                     4              $1,613,758               15.39
------------------------------------------------------------------------------------------
Total                            30             $10,483,259              100.00          %
==========================================================================================


                               NEXT RATE ADJUSTMENT DATE

Next Rate                    Number of           Aggregate       Percentage of Mortgage
Adjustment Date            Mortgage Loans    Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------
May 2004                          2                $671,785                6.41          %
June 2004                         1                 $96,863                0.92
July 2004                         4              $1,025,716                9.78
August 2004                       4              $1,178,328               11.24
September 2004                    6              $2,563,949               24.46
October 2004                     12              $4,548,657               43.39
November 2004                     1                $397,961                3.8
------------------------------------------------------------------------------------------
Total                            30             $10,483,259              100.00          %
==========================================================================================



                          MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to      Number of         Aggregate     Percentage of Mortgage
Next Adjustment Date (Months)  Mortgage Loans   Principal Balance  Loans in Loan Group 1
------------------------------------------------------------------------------------------
7 - 12                               29            $10,085,298             96.2          %
13 - 18                               1               $397,961              3.8
------------------------------------------------------------------------------------------
Total                                30            $10,483,259            100.00         %
==========================================================================================



                             MAXIMUM MORTGAGE RATE

Range of Maximum                  Number of         Aggregate     Percentage of Mortgage
Mortgage Rates(%)              Mortgage Loans   Principal Balance  Loans in Loan Group 1
------------------------------------------------------------------------------------------
11.001 - 12.000                       4             $1,431,266             13.65         %
12.001 - 13.000                       2               $556,163              5.31
13.001 - 14.000                      19             $6,812,436             64.98
14.001 - 15.000                       4             $1,408,070             13.43
15.001 - 16.000                       1               $275,325              2.63
-------------------------------------------------------------------------------------------
Total                                30            $10,483,259            100.00         %
===========================================================================================


                           INITIAL PERIODIC RATE CAP

Initial Periodic                  Number of         Aggregate     Percentage of Mortgage
Rate Cap(%)                    Mortgage Loans   Principal Balance  Loans in Loan Group 1
-------------------------------------------------------------------------------------------
5.000                                30            $10,483,259            100.00         %
-------------------------------------------------------------------------------------------
Total                                30            $10,483,259            100.00         %
===========================================================================================


                          SUBSEQUENT PERIODIC RATE CAP

Subsequent                   Number of              Aggregate        Percentage of Mortgage
Rate Cap(%)                Mortgage Loans        Principal Balance    Loans in Loan Group 1
--------------             --------------        -----------------   ----------------------

2.000                              30              $10,483,259           100.00         %
-------------------------------------------------------------------------------------------
Total                              30              $10,483,259           100.00         %
===========================================================================================



                             MINIMUM MORTGAGE RATE

Range of Minimum                  Number of         Aggregate     Percentage of Mortgage
Mortgage Rates(%)              Mortgage Loans   Principal Balance  Loans in Loan Group 1
-------------------------------------------------------------------------------------------
2.001 - 3.000                        26             $8,869,500             84.61         %
3.001 - 4.000                         4             $1,613,758             15.39
-------------------------------------------------------------------------------------------
Total                                30            $10,483,259            100.00         %
===========================================================================================




Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                            114
Aggregate Principal Balance                  $47,324,868
Average Principal                             $415,130              $98,525 to $924,612
Weighted Average Mortgage Rate                 7.531%                4.000% to 10.375%
Net Weighted Average Mortgage Rate             7.147%                3.616% to 9.291%
Weighted Average Original Term (months)          360                    360 to 360
Weighted Average Remaining Term (months)         335                    331 to 337
Weighted Average Combined LTV                  81.08%                51.96% to 95.00%
Weighted Average Gross Margin                  2.794%                2.250% to 5.000%
Weighted Average Months to Next                  35                      31 to 37
Adjustment
Weighted Average Initial Periodic Cap          5.000%                5.000% to 5.000%
Weighted Average Subsequent Periodic Cap       2.000%                2.000% to 2.000%
Weighted Average Maximum Mortgage Rate         13.457%              11.375% to 16.375%
Weighted Average Minimum Mortgage Rate         2.794%                2.250% to 5.000%
Weighted Average FICO                            680



                              CURRENT PRINCIPAL BALANCES

Range of Current                 Number of          Aggregate     Percentage of Mortgage
Principal Balances ($)         Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00              1                $98,525              0.21         %
$100,000.01 - $150,000.00             3               $345,612              0.73
$150,000.01 - $200,000.00             2               $320,564              0.68
$250,000.01 - $300,000.00            16             $4,613,956              9.75
$300,000.01 - $350,000.00            19             $6,242,433             13.19
$350,000.01 - $400,000.00            16             $6,054,651             12.79
$400,000.01 - $450,000.00            16             $6,823,362             14.42
$450,000.01 - $500,000.00            14             $6,602,961             13.95
$500,000.01 - $550,000.00            11             $5,738,959             12.13
$550,000.01 - $600,000.00             4             $2,325,830              4.91
$600,000.01 - $650,000.00             8             $5,078,637             10.73
$650,000.01 - $700,000.00             2             $1,347,174              2.85
$750,000.01 - $1,000,000.00           2             $1,732,204              3.66
-------------------------------------------------------------------------------------------
Total                               114            $47,324,868            100.00         %
===========================================================================================


                                 CURRENT MORTGAGE RATES


                                 Number of          Aggregate     Percentage of Mortgage
Current Mortgage Rates(%)      Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
4.000                                 1               $319,672              0.68         %
6.375                                 2             $1,174,646              2.48
6.500                                 2               $951,948              2.01
6.625                                 1               $340,282              0.72
6.750                                 1               $328,258              0.69
6.875                                 6             $2,624,037              5.54
7.000                                 4             $1,658,136              3.50
7.125                                 5             $1,976,721              4.18
7.250                                 8             $3,746,345              7.92
7.375                                12             $4,420,175              9.34
7.500                                16             $6,692,769             14.14
7.625                                16             $6,594,498             13.93
7.750                                14             $6,062,117             12.81
7.875                                 6             $2,383,442              5.04
7.950                                 1               $298,652              0.63
8.000                                 6             $2,927,850              6.19
8.125                                 5             $1,462,787              3.09
8.250                                 1               $397,687              0.84
8.336                                 1               $308,389              0.65
8.375                                 1               $420,270              0.89
8.500                                 1               $531,483              1.12
8.625                                 1               $458,002              0.97
9.125                                 1               $520,296              1.10
9.500                                 1               $627,882              1.33
10.375                                1                $98,525              0.21
-------------------------------------------------------------------------------------------
Total                               114            $47,324,868            100.00         %
===========================================================================================




                               MONTHS REMAINING TO MATURITY

Range of Months                  Number of          Aggregate     Percentage of Mortgage
Remaining to Maturity          Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
301 - 360                           114            $47,324,868            100.00         %
-------------------------------------------------------------------------------------------
Total                               114            $47,324,868            100.00         %
===========================================================================================



                                 ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                Number of          Aggregate     Percentage of Mortgage
Loan-to-Value Ratios(%)        Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
50.01 - 55.00                         1               $634,878              1.34         %
60.01 - 65.00                         3             $1,764,049              3.73
65.01 - 70.00                         5             $2,067,467              4.37
70.01 - 75.00                        19             $8,838,104             18.68
75.01 - 80.00                        47            $20,047,569             42.36
85.01 - 90.00                        15             $5,181,503             10.95
90.01 - 95.00                        24             $8,791,297             18.58
-------------------------------------------------------------------------------------------
Total                               114            $47,324,868            100.00         %
===========================================================================================




                                     GEOGRAPHIC DISTRIBUTION

                                 Number of          Aggregate     Percentage of Mortgage
State                          Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
Arizona                               1             $807,593               1.71        %
California                           66          $28,361,756              59.93
Colorado                              2             $689,750               1.46
Connecticut                           5           $1,599,610               3.38
District of Columbia                  2             $804,490               1.70
Florida                               1             $108,829               0.23
Georgia                               1             $530,163               1.12
Illinois                              2             $838,868               1.77
Lousiana                              1             $288,520               0.61
Massachusetts                         2             $638,085               1.35
Maryland                              4           $1,947,344               4.11
Michigan                              3           $1,015,980               2.15
New Jersey                            6           $2,250,651               4.76
Nevada                                1             $307,284               0.65
New York                              4           $1,474,870               3.12
Rhode Island                          1             $446,541               0.94
Texas                                 4           $2,019,044               4.27
Utah                                  2             $913,719               1.93
Virginia                              6           $2,281,773               4.82
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                               CREDIT BUREAU RISK SCORES

Range of Credit                  Number of          Aggregate     Percentage of Mortgage
Bureau Risk Scores             Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
801 - 820                             1             $383,849               0.81        %
781 - 800                             1             $654,308               1.38
761 - 780                             5           $1,701,529               3.60
741 - 760                             7           $2,701,727               5.71
721 - 740                             6           $2,479,416               5.24
701 - 720                            13           $4,884,162              10.32
681 - 700                            12           $5,697,228              12.04
661 - 680                            26          $11,340,081              23.96
641 - 660                            23           $9,460,045              19.99
621 - 640                            20           $8,022,525              16.95
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                     PROPERTY TYPE

                                 Number of          Aggregate     Percentage of Mortgage
Property Type                  Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
Single Family Residence              81          $33,579,859              70.96        %
Planned Unit Development             21           $9,583,247              20.25
Two Family Residence                  5           $1,630,804               3.45
Low-rise Condominium                  4           $1,551,409               3.28
Four Family Residence                 2             $649,396               1.37
Three Family Residence                1             $330,153               0.70
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                      LOAN PURPOSE

                                 Number of          Aggregate     Percentage of Mortgage
Loan Purpose                   Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
Purchase                             56          $25,290,467              53.44        %
Refinance (cash out)                 40          $14,555,036              30.76
Refinance (sale/term)                18           $7,479,365              15.80
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                       OCCUPANCY

                                 Number of          Aggregate     Percentage of Mortgage
Occupancy Type                 Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
Owner Occupied                      101          $42,724,415              90.28        %
Non-Owner Occupied                   11           $3,753,772               7.93
Second/Vacation Home                  2             $846,682               1.79
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                 DOCUMENTATION PROGRAM

                                 Number of          Aggregate     Percentage of Mortgage
Type of Program                Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
Reduced Documentation                43          $19,038,775              40.23        %
No Ratio                             36          $14,195,067              29.99
Full Documentation                   23           $9,282,865              19.62
CLUES Plus                           12           $4,808,161              10.16
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                     GROSS MARGIN

Range of                         Number of          Aggregate     Percentage of Mortgage
Gross Margin                   Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
2.001 - 3.000                       109          $45,074,845              95.25        %
3.001 - 4.000                         3           $1,424,418               3.01
4.001 - 5.000                         2             $825,605               1.74
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================



                                NEXT RATE ADJUSTMENT DATE

Next Rate                        Number of          Aggregate     Percentage of Mortgage
Adjustment Date                Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
May 2006                              2             $457,786               0.97        %
June 2006                             5           $1,923,889               4.07
July 2006                             1             $379,525               0.8
August 2006                          18           $8,671,825              18.32
September 2006                       59          $24,495,515              51.76
October 2006                         23           $8,684,074              18.35
November 2006                         6           $2,712,255               5.73
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to     Number of          Aggregate     Percentage of Mortgage
Next Adjustment Date (Months)  Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
25 - 31                               2             $457,786               0.97        %
32 - 37                             112          $46,867,082              99.03
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                   MAXIMUM MORTGAGE RATE

Range of Maximum                 Number of          Aggregate     Percentage of Mortgage
Mortgage Rates(%)              Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
11.001 - 12.000                       6           $2,711,683               5.73        %
12.001 - 13.000                      14           $6,148,176              12.99
13.001 - 14.000                      81          $33,639,689              71.08
14.001 - 15.000                      10           $3,578,618               7.56
15.001 - 16.000                       2           $1,148,178               2.43
16.001 - 17.000                       1              $98,525               0.21
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                INITIAL PERIODIC RATE CAP

Initial Periodic                 Number of          Aggregate     Percentage of Mortgage
Rate Cap(%)                    Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
5.000                               114          $47,324,868             100.00        %
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                       Number of          Aggregate     Percentage of Mortgage
Rate Cap(%)                    Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
2.000                               114          $47,324,868             100.00        %
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================




                                    MINIMUM MORTGAGE RATE

Range of Minimum                 Number of          Aggregate     Percentage of Mortgage
Mortgage Rates(%)              Mortgage Loans   Principal Balance  Loans in Loan Group 2
-------------------------------------------------------------------------------------------
2.001 - 3.000                       109          $45,074,845              95.25        %
3.001 - 4.000                         3           $1,424,418               3.01
4.001 - 5.000                         2             $825,605               1.74
-------------------------------------------------------------------------------------------
Total                               114          $47,324,868             100.00        %
===========================================================================================





Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                            25
Aggregate Principal Balance                  $10,343,084
Average Principal                             $413,723             $238,000 to $977,487
Weighted Average Mortgage Rate                 6.704%                5.875% to 7.250%
Net Weighted Average Mortgage Rate             6.405%                5.586% to 6.961%
Weighted Average Original Term (months)          360                    360 to 360
Weighted Average Remaining Term (months)         335                    333 to 336
Weighted Average Combined LTV                  68.10%                29.41% to 90.00%
Weighted Average Gross Margin                  2.750%                2.750% to 2.750%
Weighted Average Months to Next                  59                      57 to 60
Adjustment
Weighted Average Initial Periodic Cap          5.000%                5.000% to 5.000%
Weighted Average Subsequent Periodic Cap       2.000%                2.000% to 2.000%
Weighted Average Maximum Mortgage Rate         11.704%              10.875% to 12.250%
Weighted Average Minimum Mortgage Rate         2.750%                2.750% to 2.750%
Weighted Average FICO                            709



                                  CURRENT PRINCIPAL BALANCES

Range of Current                 Number of          Aggregate     Percentage of Mortgage
Principal Balances ($)         Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
$200,000.01 - $250,000.00             1             $238,000               2.30        %
$250,000.01 - $300,000.00             3             $857,629               8.29
$300,000.01 - $350,000.00             7           $2,240,823              21.66
$350,000.01 - $400,000.00             3           $1,152,151              11.14
$400,000.01 - $450,000.00             3           $1,272,713              12.30
$450,000.01 - $500,000.00             3           $1,405,836              13.59
$500,000.01 - $550,000.00             3           $1,573,192              15.21
$600,000.01 - $650,000.00             1             $625,253               6.05
$750,000.01 - $1,000,000.00           1             $977,487               9.45
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                   CURRENT MORTGAGE RATES

                                 Number of          Aggregate     Percentage of Mortgage
Current Mortgage Rates(%)      Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
5.875                                 2             $813,960               7.87        %
6.250                                 1             $486,827               4.71
6.375                                 1             $417,473               4.04
6.500                                 2             $847,554               8.19
6.625                                 4           $1,607,983              15.55
6.750                                 3           $1,342,429              12.98
6.875                                 7           $3,068,734              29.67
7.000                                 1             $331,809               3.21
7.125                                 3           $1,043,672              10.09
7.250                                 1             $382,642               3.70
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                              MONTHS REMAINING TO MATURITY

Range of Months                  Number of          Aggregate     Percentage of Mortgage
Remaining to Maturity          Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
301 - 360                            25          $10,343,084             100.00        %
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                              ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                Number of          Aggregate     Percentage of Mortgage
Loan-to-Value Ratios(%)        Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
0.01 - 50.00                          1             $977,487               9.45        %
50.01 - 55.00                         2           $1,112,080              10.75
55.01 - 60.00                         1             $505,338               4.89
60.01 - 65.00                         1             $382,642               3.70
65.01 - 70.00                         5           $2,058,484              19.90
70.01 - 75.00                         3             $991,755               9.59
75.01 - 80.00                        10           $3,410,621              32.97
80.01 - 85.00                         1             $444,263               4.30
85.01 - 90.00                         1             $460,412               4.45
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                 GEOGRAPHIC DISTRIBUTION

                                 Number of          Aggregate     Percentage of Mortgage
State                          Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
Arkansas                              1             $388,958               3.76        %
California                            7           $2,933,636              28.36
Connecticut                           1             $546,535               5.28
District of Columbia                  1             $272,913               2.64
Florida                               1             $238,000               2.30
Georgia                               1             $290,612               2.81
Massachusetts                         1             $460,412               4.45
Maryland                              4           $2,428,249              23.48
New Jersey                            1             $328,760               3.18
Pennsylvania                          2             $724,405               7.00
South Dakota                          1             $331,809               3.21
Virginia                              1             $328,423               3.18
Washington                            3           $1,070,372              10.35
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                CREDIT BUREAU RISK SCORES

Range of Credit                  Number of          Aggregate     Percentage of Mortgage
Bureau Risk Scores             Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
781 - 800                             1             $306,932               2.97        %
761 - 780                             4           $1,631,379              15.77
741 - 760                             5           $2,337,797              22.60
721 - 740                             3           $1,580,213              15.28
701 - 720                             2             $714,647               6.91
681 - 700                             2             $566,760               5.48
661 - 680                             2             $799,935               7.73
641 - 660                             1             $380,551               3.68
621 - 640                             2             $619,035               5.99
601 - 620                             1             $486,827               4.71
581 - 600                             2             $919,008               8.89
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                      PROPERTY TYPE

                                 Number of          Aggregate     Percentage of Mortgage
Property Type                  Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
Single Family Residence              23           $9,611,575              92.93        %
Planned Unit Development              1             $458,596               4.43
Low-rise Condominium                  1             $272,913               2.64
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                    LOAN PURPOSE

                                 Number of          Aggregate     Percentage of Mortgage
Loan Purpose                   Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
Purchase                             14           $5,456,442              52.75        %
Refinance (cash out)                  5           $2,698,541              26.09
Refinance (sale/term)                 6           $2,188,101              21.16
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                     OCCUPANCY

                                 Number of          Aggregate     Percentage of Mortgage
Occupancy Type                 Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
Owner Occupied                       25          $10,343,084             100.00        %
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                               DOCUMENTATION PROGRAM

                                 Number of          Aggregate     Percentage of Mortgage
Type of Program                Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
Full Documentation                   20           $8,208,890              79.37        %
CLUES Plus                            4           $1,508,940              14.59
Reduced Documentation                 1             $625,253               6.05
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                    GROSS MARGIN

Range of                         Number of          Aggregate     Percentage of Mortgage
Gross Margin                   Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
2.001 - 3.000                        25          $10,343,084             100           %
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                 NEXT RATE ADJUSTMENT DATE

Next Rate                        Number of          Aggregate     Percentage of Mortgage
Adjustment Date                Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
July 2008                             1             $306,932               2.97        %
August 2008                          11           $4,227,931              40.88
September 2008                       12           $5,479,461              52.98
October 2008                          1             $328,760               3.18
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                             MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to     Number of          Aggregate     Percentage of Mortgage
Next Adjustment Date (Months)  Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
56 - 61                              25          $10,343,084             100.00        %
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                   MAXIMUM MORTGAGE RATE

Range of Maximum                 Number of          Aggregate     Percentage of Mortgage
Mortgage Rates(%)              Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
10.001 - 11.000                       2             $813,960               7.87        %
11.001 - 12.000                      19           $8,102,810              78.34
12.001 - 13.000                       4           $1,426,314              13.79
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================




                                INITIAL PERIODIC RATE CAP

Initial Periodic                 Number of          Aggregate     Percentage of Mortgage
Rate Cap (%)                   Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
5.000                                25          $10,343,084             100.00        %
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================





                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                       Number of          Aggregate     Percentage of Mortgage
Rate Cap(%)                    Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
2.000                                25          $10,343,084             100.00        %
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================





                                 MINIMUM MORTGAGE RATE

Range of Minimum                 Number of          Aggregate     Percentage of Mortgage
Mortgage Rates(%)              Mortgage Loans   Principal Balance  Loans in Loan Group 3
-------------------------------------------------------------------------------------------
2.001 - 3.000                        25          $10,343,084             100.00        %
-------------------------------------------------------------------------------------------
Total                                25          $10,343,084             100.00        %
===========================================================================================


                                  EXHIBIT 2


      THE                                                                                             Distribution Date:  10/21/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286
                                                 Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                    CHL Mortgage Pass-Through Trust
           212-815-3236                                   Series 2001-HYB2
Associate: Sean O'Connell
           212-815-6312

                                           Certificateholder Monthly Distribution Summary
---------------------------------------------------------------------------------------------------------------------------------
                                              Certificate                          Pass
                                 Class           Rate           Beginning         Through          Principal        Interest
  Class          Cusip        Description        Type            Balance          Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
   1A1         12669CHT0         Senior       Var-30/360      10,552,815.17       6.423097       1,639,582.17       56,484.80
   2A1         12669CHU7         Senior       Var-30/360      47,338,863.89       6.433440       6,107,157.32      253,793.11
   3A1         12669CHV5         Senior       Var-30/360       8,828,915.26       5.558567         748,875.69       40,896.76
    1X         12669CHW3        Strip IO      Fix-30/360      11,179,952.03       0.862000               0.00        8,030.93
    2X         12669CHX1        Strip IO      Fix-30/360      62,594,225.72       0.553227               0.00       28,857.35
    AR         12669CLG3         Senior       Var-30/360               0.00       6.423097               0.00            0.00

---------------------------------------------------------------------------------------------------------------------------------

    M          12669CHY9         Junior       Var-30/360       3,156,921.95       6.236396         180,267.17       16,406.51
    B1         12669CHZ6         Junior       Var-30/360       2,630,246.41       6.236396         150,192.84       13,669.38
    B2         12669CJA9         Junior       Var-30/360       2,761,758.73       6.236396         157,702.49       14,352.85
    B3         12669CLD0         Junior       Var-30/360         657,561.60       6.236396          37,548.21        3,417.35
    B4         12669CLE8         Junior       Var-30/360         657,561.60       6.236396          37,548.21        3,417.35
    B5         12669CLF5         Junior       Var-30/360         663,317.40       6.236396          37,876.85        3,447.26
---------------------------------------------------------------------------------------------------------------------------------
  Totals                                                      77,247,962.01                      9,096,750.95      442,773.65
---------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------
                                    Current                     Cumulative
                   Total           Realized         Ending       Realized
  Class         Distribution        Losses          Balance       Losses
-----------------------------------------------------------------------------
   1A1          1,696,066.97         0.00       8,913,233.00          0.00
   2A1          6,360,950.43         0.00      41,231,706.57          0.00
   3A1            789,772.45         0.00       8,080,039.57          0.00
    1X              8,030.93         0.00      10,343,083.64          0.00
    2X             28,857.35         0.00      54,919,593.74          0.00
    AR                  0.00         0.00               0.00          0.00

-----------------------------------------------------------------------------

    M             196,673.69         0.00       2,976,654.77          0.00
    B1            163,862.23         0.00       2,480,053.57          0.00
    B2            172,055.34         0.00       2,604,056.25          0.00
    B3             40,965.56         0.00         620,013.39          0.00
    B4             40,965.56         0.00         620,013.39          0.00
    B5             41,324.11         0.00         625,440.52     62,506.83
-----------------------------------------------------------------------------
  Totals        9,539,524.62         0.00      68,151,211.03     62,506.83
-----------------------------------------------------------------------------


       THE                                                                                            Distribution Date:  10/21/03
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2001-HYB2
Associate:  Sean O'Connell
            212-815-6312

                                                   Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------
                                    Original          Beginning        Scheduled                      Unscheduled
                                  Certificate       Certificate        Principal       Accretion       Principal
  Class           Cusip             Balance           Balance        Distribution      Principal      Adjustments
-------------------------------------------------------------------------------------------------------------------
   1A1          12669CHT0          60,625,000.00    10,552,815.17     1,639,582.17          0.00           0.00
   2A1          12669CHU7         238,774,000.00    47,338,863.89     6,107,157.32          0.00           0.00
   3A1          12669CHV5         103,835,000.00     8,828,915.26       748,875.69          0.00           0.00
    1X          12669CHW3         108,160,993.73    11,179,952.03             0.00          0.00           0.00
    2X          12669CHX1         279,097,465.49    62,594,225.72             0.00          0.00           0.00
    AR          12669CLG3                 100.00             0.00             0.00          0.00           0.00
-------------------------------------------------------------------------------------------------------------------
    M           12669CHY9           5,041,000.00     3,156,921.95       180,267.17          0.00           0.00
    B1          12669CHZ6           4,200,000.00     2,630,246.41       150,192.84          0.00           0.00
    B2          12669CJA9           4,410,000.00     2,761,758.73       157,702.49          0.00           0.00
    B3          12669CLD0           1,050,000.00       657,561.60        37,548.21          0.00           0.00
    B4          12669CLE8           1,050,000.00       657,561.60        37,548.21          0.00           0.00
    B5          12669CLF5           1,050,332.94       663,317.40        37,876.85          0.00           0.00
-------------------------------------------------------------------------------------------------------------------
  Totals                          420,035,432.94    77,247,962.01     9,096,750.95          0.00           0.00
-------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------
                       Net            Current            Ending           Ending
                    Principal        Realized          Certificate      Certificate
  Class           Distribution        Losses             Balance          Factor
---------------------------------------------------------------------------------------
   1A1           1,639,582.17             0.00       8,913,233.00      0.14702240007
   2A1           6,107,157.32             0.00      41,231,706.57      0.17268088889
   3A1             748,875.69             0.00       8,080,039.57      0.07781614647
    1X                   0.00             0.00      10,343,083.64      0.09562674383
    2X                   0.00             0.00      54,919,593.74      0.19677568065
    AR                   0.00             0.00               0.00      0.00000000000
---------------------------------------------------------------------------------------
    M              180,267.17             0.00       2,976,654.77      0.59048894496
    B1             150,192.84             0.00       2,480,053.57      0.59048894496
    B2             157,702.49             0.00       2,604,056.25      0.59048894496
    B3              37,548.21             0.00         620,013.39      0.59048894496
    B4              37,548.21             0.00         620,013.39      0.59048894496
    B5              37,876.85             0.00         625,440.52      0.59546882344
---------------------------------------------------------------------------------------
  Totals         9,096,750.95             0.00      68,151,211.03
---------------------------------------------------------------------------------------


      THE                                                                                             Distribution Date: 10/21/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                     CHL Mortgage Pass-Through Trust
            212-815-3236                                    Series 2001-HYB2
Associate:  Sean O'Connell
            212-815-6312

                                                       Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------
                   Beginning             Pass              Accrued           Cumulative                            Total
                  Certificate          Through             Optimal             Unpaid         Deferred           Interest
  Class             Balance            Rate (%)           Interest            Interest        Interest              Due
-----------------------------------------------------------------------------------------------------------------------------
   1A1           10,552,815.17         6.423097           56,484.80              0.00           0.00           56,484.80
   2A1           47,338,863.89         6.433440          253,793.11              0.00           0.00          253,793.11
   3A1            8,828,915.26         5.558567           40,896.76              0.00           0.00           40,896.76
    1X           11,179,952.03         0.862000            8,030.93              0.00           0.00            8,030.93
    2X           62,594,225.72         0.553227           28,857.35              0.00           0.00           28,857.35
    AR                    0.00         6.423097                0.00              0.00           0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------
    M             3,156,921.95         6.236396           16,406.51              0.00           0.00           16,406.51
    B1            2,630,246.41         6.236396           13,669.38              0.00           0.00           13,669.38
    B2            2,761,758.73         6.236396           14,352.85              0.00           0.00           14,352.85
    B3              657,561.60         6.236396            3,417.35              0.00           0.00            3,417.35
    B4              657,561.60         6.236396            3,417.35              0.00           0.00            3,417.35
    B5              663,317.40         6.236396            3,447.26              0.00           0.00            3,447.26
-----------------------------------------------------------------------------------------------------------------------------
  Totals         77,247,962.01                            442,773.65             0.00           0.00          442,773.65
-----------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------
                    Net            Unscheduled
                 Prepayment          Interest         Interest
  Class        Int Shortfall        Adjustment          Paid
--------------------------------------------------------------------
   1A1               0.00                0.00           56,484.80
   2A1               0.00                0.00          253,793.11
   3A1               0.00                0.00           40,896.76
    1X               0.00                0.00            8,030.93
    2X               0.00                0.00           28,857.35
    AR               0.00                0.00                0.00
--------------------------------------------------------------------
    M                0.00                0.00           16,406.51
    B1               0.00                0.00           13,669.38
    B2               0.00                0.00           14,352.85
    B3               0.00                0.00            3,417.35
    B4               0.00                0.00            3,417.35
    B5               0.00                0.00            3,447.26
--------------------------------------------------------------------
  Totals             0.00                0.00          442,773.65
--------------------------------------------------------------------


      THE                                                                                             Distribution Date:  10/21/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286
                                                  Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                     CHL Mortgage Pass-Through Trust
           212-815-3236                                      Series 2001-HYB2
Associate: Sean O'Connell
           212-815-6312

                                                      Current Payment Information
                                                           Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                 Original       Beginning Cert.                                         Ending Cert.        Pass
                               Certificate         Notional           Principal        Interest           Notional         Through
  Class          Cusip           Balance            Balance         Distribution     Distribution         Balance          Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
   1A1        12669CHT0       60,625,000.00      174.067054409      27.044654340      0.931707991      147.022400069      6.423097
   2A1        12669CHU7      238,774,000.00      198.258034334      25.577145439      1.062900943      172.680888895      6.433440
   3A1        12669CHV5      103,835,000.00       85.028316636       7.212170162      0.393862976       77.816146474      5.558567
    1X        12669CHW3      108,160,993.73      103.363991440       0.000000000      0.074249801       95.626743832      0.862000
    2X        12669CHX1      279,097,465.49      224.273716030       0.000000000      0.103395235      196.775680652      0.553227
    AR        12669CLG3              100.00        0.000000000       0.000000000      0.000000000        0.000000000      6.423097
-----------------------------------------------------------------------------------------------------------------------------------
    M         12669CHY9        5,041,000.00      626.249146042      35.760201082      3.254614583      590.488944961      6.236396
    B1        12669CHZ6        4,200,000.00      626.249146042      35.760201082      3.254614583      590.488944961      6.236396
    B2        12669CJA9        4,410,000.00      626.249146042      35.760201082      3.254614583      590.488944961      6.236396
    B3        12669CLD0        1,050,000.00      626.249146042      35.760201082      3.254614583      590.488944961      6.236396
    B4        12669CLE8        1,050,000.00      626.249146042      35.760201082      3.254614583      590.488944961      6.236396
    B5        12669CLF5        1,050,332.94      631.530607155      36.061756646      3.282062317      595.468823438      6.236396
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                     420,035,432.94      183.908203813      21.657103750      1.054134045      162.251099992
-----------------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                          CHL Mortgage Pass-Through Trust
           212-815-3236                                          Series 2001-HYB2
Associate: Sean O'Connell
           212-815-6312

Pool Level Data

Distribution Date                                                                                                 10/21/03
Cut-off Date                                                                                                      11/ 1/01
Determination Date                                                                                                10/ 1/03
Accrual Period 30/360                                 Begin                                                        9/ 1/03
                                                      End                                                         10/ 1/03
Number of Days in 30/360 Accrual Period                                                                                 30

------------------------------------------------------------
                     Collateral Information
------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                         63,151,209.68

Beginning Aggregate Pool Stated Principal Balance                                                            12,244,507.55
Ending Aggregate Pool Stated Principal Balance                                                               10,483,258.96

Beginning Aggregate Loan Count                                                                                          34
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          4
Ending Aggregate Loan Count                                                                                             30

Beginning Weighted Average Loan Rate (WAC)                                                                       7.570340%
Ending Weighted Average Loan Rate (WAC)                                                                          7.576596%

Beginning Net Weighted Average Loan Rate                                                                         6.655543%
Ending Net Weighted Average Loan Rate                                                                            6.665934%

Weighted Average Maturity (WAM) (Months)                                                                               335

Servicer Advances                                                                                                 8,734.00

Aggregate Pool Prepayment                                                                                     1,752,080.51
Pool Prepayment Rate                                                                                           84.3482 CPR


Group 2
-------

Cut-Off Date Balance                                                                                        248,723,229.53

Beginning Aggregate Pool Stated Principal Balance                                                            53,823,502.44
Ending Aggregate Pool Stated Principal Balance                                                               47,324,868.43

Beginning Aggregate Loan Count                                                                                         128
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                         14
Ending Aggregate Loan Count                                                                                            114

Beginning Weighted Average Loan Rate (WAC)                                                                       7.532409%
Ending Weighted Average Loan Rate (WAC)                                                                          7.530968%



      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                          CHL Mortgage Pass-Through Trust
           212-815-3236                                          Series 2001-HYB2
Associate: Sean O'Connell
           212-815-6312

Group 2
-------

Beginning Net Weighted Average Loan Rate                                                                         6.636535%
Ending Net Weighted Average Loan Rate                                                                            6.632250%

Weighted Average Maturity (WAM) (Months)                                                                               335

Servicer Advances                                                                                                39,354.00

Aggregate Pool Prepayment                                                                                     6,456,807.40
Pool Prepayment Rate                                                                                           78.4493 CPR


Group 3
-------

Cut-Off Date Balance                                                                                        108,160,993.73

Beginning Aggregate Pool Stated Principal Balance                                                            11,179,952.03
Ending Aggregate Pool Stated Principal Balance                                                               10,343,083.64

Beginning Aggregate Loan Count                                                                                          27
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          2
Ending Aggregate Loan Count                                                                                             25

Beginning Weighted Average Loan Rate (WAC)                                                                       6.709958%
Ending Weighted Average Loan Rate (WAC)                                                                          6.703996%

Beginning Net Weighted Average Loan Rate                                                                         6.420567%
Ending Net Weighted Average Loan Rate                                                                            6.413848%

Weighted Average Maturity (WAM) (Months)                                                                               335

Servicer Advances                                                                                                     0.00

Aggregate Pool Prepayment                                                                                       826,435.60
Pool Prepayment Rate                                                                                           60.2455 CPR
-------------------------------------------------------
                Certificate Information
-------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                           93.0920358799%
Senior Prepayment Percentage                                                                                93.0920358799%

Subordinate Percentage                                                                                       6.9079641201%
Subordinate Prepayment Percentage                                                                            6.9079641201%

Group 2
-------

Senior Percentage                                                                                           93.9760158146%
Senior Prepayment Percentage                                                                                93.9760158146%



      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                          CHL Mortgage Pass-Through Trust
           212-815-3236                                          Series 2001-HYB2
Associate: Sean O'Connell
           212-815-6312


Group 2
-------

Subordinate Percentage                                                                                       6.0239841854%
Subordinate Prepayment Percentage                                                                            6.0239841854%

Group 3
-------
Senior Percentage                                                                                           89.4854791602%
Senior Prepayment Percentage                                                                                89.4854791602%

Subordinate Percentage                                                                                      10.5145208398%
Subordinate Prepayment Percentage                                                                           10.5145208398%


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                         5,652.09
Compensation for Gross PPIS from Servicing Fees                                                                   5,652.09
Other Gross PPIS Compensation                                                                                         0.00

Total Net PPIS (Non-Supported PPIS)                                                                                  -0.00


Master Servicing Fees Paid                                                                                       17,327.81
Insurance Premium(s) Paid                                                                                        11,481.23
Personal Mortgage Insurance Fees Paid                                                                               375.84

Total Fees                                                                                                       29,184.87


-------------------------------------------------------------
                      Delinquency Information
-------------------------------------------------------------
Group 1
-------


Delinquency                                              30-59 Days        60-89 Days           90+ Days            Totals
-----------                                              ----------        ----------           --------            ------
Scheduled Principal Balance                              275,324.70        324,813.99               0.00        600,138.69
Percentage of Total Pool Balance                          2.626327%         3.098407%          0.000000%         5.724734%
Number of Loans                                                   1                 1                  0                 2
Percentage of Total Loans                                 3.333333%         3.333333%          0.000000%         6.666667%

Foreclosure
-----------
Scheduled Principal Balance                                                                                     475,229.98
Percentage of Total Pool Balance                                                                                 4.533228%
Number of Loans                                                                                                          1
Percentage of Total Loans                                                                                        3.333333%



      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                          CHL Mortgage Pass-Through Trust
           212-815-3236                                          Series 2001-HYB2
Associate: Sean O'Connell
           212-815-6312



Bankruptcy
----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

REO
---
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                            11,075.65


Group 2
-------

Delinquency                                              30-59 Days        60-89 Days           90+ Days            Totals
-----------                                              ----------        ----------           --------            ------
Scheduled Principal Balance                              807,506.43        379,524.71       1,101,528.38      2,288,559.52
Percentage of Total Pool Balance                          1.706305%         0.801956%          2.327589%         4.835850%
Number of Loans                                                   2                 1                  2                 5
Percentage of Total Loans                                 1.754386%         0.877193%          1.754386%         4.385965%

Foreclosure
-----------
Scheduled Principal Balance                                                                                   2,059,123.50
Percentage of Total Pool Balance                                                                                 4.351039%
Number of Loans                                                                                                          6
Percentage of Total Loans                                                                                        5.263158%

Bankruptcy
----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

REO
---
Scheduled Principal Balance                                                                                     996,508.36
Percentage of Total Pool Balance                                                                                 2.105676%
Number of Loans                                                                                                          3
Percentage of Total Loans                                                                                        2.631579%


      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                          CHL Mortgage Pass-Through Trust
           212-815-3236                                          Series 2001-HYB2
Associate: Sean O'Connell
           212-815-6312


Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                            51,431.00


Group 3
-------


Delinquency                                              30-59 Days        60-89 Days           90+ Days            Totals
-----------                                              ----------        ----------           --------            ------
Scheduled Principal Balance                                    0.00              0.00               0.00              0.00
Percentage of Total Pool Balance                          0.000000%         0.000000%          0.000000%         0.000000%
Number of Loans                                                   0                 0                  0                 0
Percentage of Total Loans                                 0.000000%         0.000000%          0.000000%         0.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

REO
---
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                                 0.00


-----------------------------------------------------------------
            Subordination/Credit Enhancement Information
-----------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                          CHL Mortgage Pass-Through Trust
           212-815-3236                                          Series 2001-HYB2
Associate: Sean O'Connell
           212-815-6312


Protection                                                                                    Original             Current
----------                                                                                    --------             -------
Bankruptcy Loss                                                                                   0.00                0.00
Bankruptcy Percentage                                                                        0.000000%           0.000000%
Credit/Fraud Loss                                                                                 0.00        4,200,354.33
Credit/Fraud Loss Percentage                                                                 0.000000%           6.163286%
Special Hazard Loss                                                                               0.00                0.00
Special Hazard Loss Percentage                                                               0.000000%           0.000000%

Credit Support                                                                                Original             Current
--------------                                                                                --------             -------
Class A                                                                                 403,234,100.00       58,224,979.14
Class A Percentage                                                                          96.000020%          85.434988%

Class M                                                                                   5,041,000.00        2,976,654.77
Class M Percentage                                                                           1.200137%           4.367721%

Class B1                                                                                  4,200,000.00        2,480,053.57
Class B1 Percentage                                                                          0.999916%           3.639045%

Class B2                                                                                  4,410,000.00        2,604,056.25
Class B2 Percentage                                                                          1.049911%           3.820998%

Class B3                                                                                  1,050,000.00          620,013.39
Class B3 Percentage                                                                          0.249979%           0.909761%

Class B4                                                                                  1,050,000.00          620,013.39
Class B4 Percentage                                                                          0.249979%           0.909761%

Class B5                                                                                  1,050,332.94          625,440.52
Class B5 Percentage                                                                          0.250058%           0.917725%
